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                                                                     EXHIBIT 5.2


                      [PIPER & MARBURY L.L.P. LETTERHEAD]



                                January 2, 1998

Spieker Properties, Inc.
2180 Sand Hill Road, Suite 200
Menlo Park, California 94025

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,760,025 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") pursuant to a Registration Statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Shares are part of up to 3,863,177 shares of Common Stock which may be issued from time to time as follows: (i) 1,219,512 shares of Common Stock (the "Conversion Shares") that may be issued by the Company to the holder of 1,000,000 shares of the Company's Series A Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), if and to the extent that such holder converts shares of Series A Preferred Stock into shares of Common Stock and (ii) 2,643,665 shares of Common Stock (the "Exchange Shares") that may be issued by the Company to holders of up to 2,643,665 units of limited partnership interest (the "OP Units") in Spieker Properties, L.P. (the "Operating Partnership"), of which the Company is the sole general partner and owns a controlling interest, if and to the extent that such holders tender such OP Units for exchange into shares of Common Stock. The Company is registering the Conversion Shares pursuant to the terms of the Investor's Rights Agreement dated May 5, 1994 between the Company and the holder of such Series A Preferred Stock, and is registering the Exchange Shares pursuant to the terms of an Amended and Restated Investor Rights Agreement dated December 4, 1997 by and among the Company and certain holders of OP Units to provide the holder of the shares of Series A Preferred Stock and the holders of OP Units with freely tradable securities. The Prospectus contained in the Registration




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                                                                PIPER & MARBURY
                                                                      L.L.P.

Spieker Properties, Inc.
January 2, 1998
Page 2



Statement is a combined prospectus that also relates to several other registration statements previously filed with the Commission by the Company (Registration Numbers 333-346, 333-9425, 333-14325, and 333-21709). This opinion is being provided at your request in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein, we have examined the Registration Statement, the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the reservation and issuance of the Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that, as of the date hereof:

                1. The Conversion Shares to be issued upon the conversion of shares of Series A Preferred Stock have been duly authorized and, upon conversion of such shares of Series A Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable.

                2. The Exchange Shares to be issued upon the exchange of OP Units in the Operating Partnership have been duly authorized and, upon exchange of such OP Units in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable.

        The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

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                                                                 PIPER & MARBURY
                                                                      L.L.P.

Spieker Properties, Inc.
January 2, 1998
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Piper & Marbury L.L.P.